Exhibit 99.1

FOR IMMEDIATE DISTRIBUTION

Media Relations

Jane Hynes

salesforce.com

(415) 901-5079

jhynes@salesforce.com

Investor Relations

David Havlek

salesforce.com

(415) 536-2171

dhavlek@salesforce.com

Salesforce.com Increases Ownership Stake in Its Japanese Subsidiary

SAN FRANCISCO, October 27, 2010 – Salesforce.com [NYSE: CRM], the enterprise cloud computing company, today announced it has acquired substantially all of the non-controlling interest-owned shares in its Japanese subsidiary, Kabushiki Kaisha salesforce.com (“Salesforce Japan”), and intends to acquire all remaining outstanding shares, for an expected total purchase price of approximately US$170,000,000, based on the current exchange rate of Japanese yen to US dollars. Salesforce.com has recently completed the purchase of shares from SunBridge Corporation, a Japanese corporation (“SunBridge”) and certain other stockholders who held most of the non-controlling interest in Salesforce Japan. Salesforce.com plans to acquire all of the remaining shares in the near term. Acquiring full ownership in Salesforce Japan allows salesforce.com to further benefit from the growth in the Japanese cloud computing market and integrate and align its financial and operational functions. Japan is the largest revenue contributor in Asia Pacific for salesforce.com.

Salesforce Japan was formed in 2000 as a joint venture between salesforce.com and SunBridge. Prior to this announced acquisition, salesforce.com held a controlling interest in Salesforce Japan of 73 percent. With its purchase of shares from SunBridge and the other stockholders, salesforce.com has increased its interest to 95 percent. As a result of the purchase of the shares held by SunBridge, the joint venture agreement by and among salesforce.com, SunBridge and Salesforce Japan terminated according to its terms. The transaction is being treated as an equity transaction for accounting purposes. The transaction will have an immaterial impact on salesforce.com’s fiscal year 2011 results. Beginning in fiscal year 2012, salesforce.com expects that its net income will increase by an immaterial amount due to a reduction in the non-controlling interest.

About salesforce.com

Salesforce.com is the enterprise cloud computing company. Based on salesforce.com’s real-time, multitenant architecture, the company’s platform and CRM applications (http://www.salesforce.com/crm) have revolutionized the way companies collaborate and communicate with their customers, including:

•	The Sales Cloud, for sales force automation and contact management

•	The Service Cloud, for customer service and support solutions

•	Chatter, for social collaboration

•	The Force.com platform, for custom application development

•	The AppExchange, the world’s leading marketplace for enterprise cloud computing applications

Salesforce.com offers the fastest path to customer success with cloud computing. As of July 31, 2010, salesforce.com manages customer information for approximately 82,400 customers including Allianz Commercial, Dell, Japan Post, Kaiser Permanente, KONE, and SunTrust Banks.

Any unreleased services or features referenced in this or other press releases or public statements are not currently available and may not be delivered on time or at all. Customers who purchase salesforce.com applications should make their purchase decisions based upon features that are currently available. Salesforce.com has headquarters in San Francisco, with offices in Europe and Asia, and trades on the New York Stock Exchange under the ticker symbol “CRM.” For more information please visit http://www.salesforce.com, or call 1-800-NO-SOFTWARE.

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements about salesforce.com, including statements regarding future events and our plans to acquire all outstanding interests in Salesforce Japan and the financial impact related thereto.

The achievement or success of the matters covered by such forward-looking statements involve risks, uncertainties and assumptions, including uncertainties related to the conduct of our business internationally. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the results of salesforce.com could differ materially from the results expressed or implied by such forward-looking statements.

Further information on these and other factors that could affect the financial results of salesforce.com is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings salesforce.com makes with the Securities and Exchange Commission from time to time, including the salesforce.com Form 10-Q filed for the quarter ended July 31, 2010 and Form 10-K filed for the fiscal year ended January 31, 2010. These documents are available on the SEC Filings section of the Investor Information section of the salesforce.com website at www.salesforce.com/investor.

Salesforce.com assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

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